Exhibit 99.1
ConocoPhillips announces second-quarter 2026 results and quarterly dividend
•Reported second-quarter 2026 earnings per share of $3.23 and adjusted earnings per share of $3.24.
•Generated cash provided by operating activities of $7.4 billion and cash from operations (CFO) of $7.2 billion.
•Doubled share repurchases in the second quarter, increasing total shareholder distributions to $3.0 billion; on track for 45% return of CFO in 2026.
•Declared third-quarter ordinary dividend of $0.84 per share.
•Reaffirmed full-year guidance items.
HOUSTON—Aug. 6, 2026—ConocoPhillips (NYSE: COP) today reported second-quarter 2026 earnings of $3.9 billion, or $3.23 per share, compared with second-quarter 2025 earnings of $2.0 billion, or $1.56 per share. Excluding special items, second-quarter 2026 adjusted earnings were $4.0 billion, or $3.24 per share, compared with second-quarter 2025 adjusted earnings of $1.8 billion, or $1.42 per share.

“ConocoPhillips delivered strong second-quarter results with exceptional operational performance, record production from our peer-leading Permian position and disciplined execution across the business, all while continuing to progress our strategic priorities,” said Ryan Lance, chairman and chief executive officer. “We doubled our quarterly share repurchases, achieved our $5 billion asset disposition target ahead of schedule, secured low cost of supply opportunities in the Middle East, and increased our LNG offtake to 12 MTPA. We are executing well, delivering on our strategy, and remain on track to achieve our $7 billion free cash flow inflection by 2029.”
Second-quarter highlights and recent announcements
•Delivered total company and Lower 48 production of 2,248 thousand barrels of oil equivalent per day (MBOED) and 1,479 MBOED, respectively.
•Increased shareholder distributions to $3.0 billion, including $2.0 billion through share repurchases and $1.0 billion through the ordinary dividend.
•Signed agreements to sell noncore Lower 48 assets for $1.7 billion, which closed in July, achieving $5 billion disposition target ahead of schedule.
•Signed an agreement to acquire a 42% interest in a joint venture in the Kirkuk area of northern Iraq, accessing long-life, conventional redevelopment opportunities at an attractive entry cost and competitive cost of supply; closing expected by year-end 2026.
•Executed an agreement for re-entry into Syria, leveraging existing infrastructure to restore and increase production at onshore fields.
•Advanced commercial LNG strategy with additional 2 million tonnes per annum (MTPA) of offtake agreements, bringing total LNG offtake to 12 MTPA.
•Ended the quarter with cash and short-term investments of $8.1 billion and long-term investments of $1.2 billion.
Quarterly dividend
ConocoPhillips declared a third-quarter ordinary dividend of $0.84 per share, payable Sept. 1, 2026, to stockholders of record at the close of business on Aug. 17, 2026.
Second-quarter review

ConocoPhillips announces second-quarter 2026 results and quarterly dividend

Production for the second quarter of 2026 was 2,248 MBOED, a decrease of 143 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, second-quarter 2026 production decreased 98 MBOED or 4% from the same period a year ago. Organic growth from Lower 48 was more than offset by the impact of the Middle East conflict on Qatar and higher Surmont royalties.
Lower 48 delivered production of 1,479 MBOED, including 720 MBOED from the Delaware Basin, 202 MBOED from the Midland Basin, 363 MBOED from the Eagle Ford and 189 MBOED from the Bakken.
Earnings and adjusted earnings increased from the second quarter of 2025, primarily due to higher prices. The company’s total average realized price was $62.33 per BOE, 36% higher than the $45.77 per BOE realized in the second quarter of 2025.
For the quarter, cash provided by operating activities was $7.4 billion. Excluding a change in working capital, ConocoPhillips generated CFO of $7.2 billion. In addition, ConocoPhillips received $0.2 billion of disposition proceeds from the sale of noncore assets. The company funded $3.0 billion of capital expenditures and investments, repurchased $2.0 billion of shares, and paid $1.0 billion in ordinary dividends.
Six-month review
ConocoPhillips’ six-month 2026 earnings were $6.1 billion, or $5.00 per share, compared with six-month 2025 earnings of $4.8 billion, or $3.79 per share. Six-month 2026 adjusted earnings were $6.3 billion, or $5.13 per share, compared with six-month 2025 adjusted earnings of $4.5 billion, or $3.52 per share.
Production for the first six months of 2026 was 2,278 MBOED, a decrease of 113 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, production decreased 57 MBOED or 2% from the same period a year ago. Organic growth from Lower 48 was more than offset by the impact of the Middle East conflict on Qatar and higher Surmont royalties.
The company’s total realized price during this period was $56.37 per BOE, 14% higher than the $49.54 per BOE realized in the first six months of 2025.
In the first six months of 2026, cash provided by operating activities was $11.7 billion. Excluding a change in working capital, ConocoPhillips generated CFO of $12.6 billion and received disposition proceeds of $0.2 billion. The company funded $6.0 billion of capital expenditures and investments, repurchased $3.0 billion of shares, and paid $2.1 billion in ordinary dividends.
Outlook

Third-quarter 2026 production is expected to be 2.29 to 2.32 million barrels of oil equivalent per day.

All full-year guidance items remain unchanged.
ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor. A recording and transcript of the call will be posted afterward.
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ConocoPhillips announces second-quarter 2026 results and quarterly dividend

About ConocoPhillips
As a leading global exploration and production company, ConocoPhillips is uniquely equipped to deliver reliable, responsibly produced oil and gas. Our deep, durable and diverse portfolio is built to meet growing global energy demands. Together with our high-performing operations and continuously advancing technology, we are well positioned to deliver strong, consistent financial results, now and for decades to come. Visit us at www.conocophillips.com.
Contacts
Media Relations
281-293-1149
media@conocophillips.com
Investor Relations
281-293-5000
investor.relations@conocophillips.com
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, costs and plans, and objectives of management for future operations. Words and phrases such as “ambition,” “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “will,” “would,” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the following: effects of volatile commodity prices, including prolonged periods of low commodity prices, which may adversely impact our operating results and our ability to execute on our strategy and could result in recognition of impairment charges on our long-lived assets, leaseholds and nonconsolidated equity investments; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes as a result of any ongoing military conflict and the global response to such conflict, security threats on facilities and infrastructure, global health crises, the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries or the resulting company or third-party actions in response to such changes; the potential for insufficient liquidity or other factors that could impact our ability to repurchase shares and declare and pay dividends; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance; reductions in our reserve replacement rates, whether as a result of significant declines in commodity prices or otherwise; unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage; failure to progress or complete announced and future development plans related to constructing, modifying or operating E&P and LNG facilities, or unexpected changes in costs, inflationary pressures or technical equipment related to such plans; significant operational or investment changes imposed by legislative and regulatory initiatives and international agreements addressing environmental concerns, including initiatives addressing the impact of global climate change, such as limiting or reducing GHG emissions, regulations concerning hydraulic fracturing, methane emissions, flaring or water disposal and prohibitions on commodity exports; substantial investment in and increased adoption of competing or alternative energy sources; risks, uncertainties and high costs that may prevent us from successfully executing on our Climate-related Risk Strategy; lack or inadequacy of, or disruptions in reliable transportation for our crude oil, bitumen, natural gas, LNG and NGLs; inability to timely obtain or maintain permits, including those necessary for construction, drilling and/or development, or inability to make capital expenditures required to maintain compliance with any necessary permits or applicable laws or regulations; potential disruption or interruption of our operations and any resulting consequences due to accidents, extraordinary weather events, supply chain disruptions, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; liability for remedial actions, including removal and reclamation obligations, under existing or future environmental regulations and litigation; liability resulting from pending or future litigation or our failure to comply with applicable laws and regulations; general domestic and international economic, political and diplomatic developments, including deterioration of international trade relationships, the imposition of trade restrictions or tariffs relating to commodities and material or products (such as aluminum and steel) used in the operation of our business, expropriation of assets, changes in governmental policies relating to commodity pricing, including the imposition of price caps, sanctions or other adverse regulations or taxation policies; competition and consolidation in the oil and gas E&P industry, including competition for sources of supply, services, personnel and equipment; any limitations on our access to capital or increase in our cost of capital or insurance, including as a result of illiquidity, changes or uncertainty in domestic or international financial markets, foreign currency exchange rate fluctuations or investment sentiment;

ConocoPhillips announces second-quarter 2026 results and quarterly dividend challenges or delays to our execution of, or successful implementation of any asset dispositions or acquisitions we elect to pursue; potential disruption of our operations, including the diversion of management time and attention; our inability to realize anticipated cost savings or capital expenditure reductions; difficulties integrating acquired businesses and technologies; or other unanticipated changes; our inability to deploy the net proceeds from any asset dispositions that are pending or that we elect to undertake in the future in the manner and timeframe we anticipate, if at all; the operation, financing and management of risks of our joint ventures; the ability of our customers and other contractual counterparties to satisfy their obligations to us, including our ability to collect payments when due from the government of Venezuela or PDVSA; uncertainty as to the long-term value of our common stock; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.
Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share (EPS), free cash flow (FCF) and cash from operations (CFO).
The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. Adjusted earnings is defined as earnings removing the impact of special items. Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and for comparison with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.
Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.
Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.
Other Terms – This news release also may contain the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of June 30, 2026. The impact of closed acquisitions and dispositions assumes a closing date of Jan. 1, 2025. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend and share repurchases. References in the release to project capital exclude capitalized interest and references to earnings refer to net income.

ConocoPhillips announces second-quarter 2026 results and quarterly dividend

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ millions, except as indicated

	2Q26				2Q25				2026 YTD				2025 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$3,931	3.23			1,971	1.56			6,114	5.00			4,820	3.79
Adjustments:
(Gain) loss on asset sales	—	—	—	—	(274)	64	(210)	(0.17)			—	—	(338)	23	(315)	(0.25)
Transaction, integration and restructuring expenses	32	(7)	25	0.02	58	(12)	46	0.04	47	(10)	37	0.03	111	(24)	87	0.07
(Gain) loss in interest rate hedge¹	(37)	9	(28)	(0.02)	(18)	4	(14)	(0.01)	(28)	7	(21)	(0.02)	(33)	7	(26)	(0.02)
Pending claims and settlements	30	(7)	23	0.02	—	—	—	—	113	(27)	86	0.07	(123)	29	(94)	(0.07)
(Gain) loss on contingent liability measurement[2]	—	—	—	—	—	—	—	—	78	(19)	59	0.05	—	—	—	—
Adjusted earnings / (loss)			$3,951	3.24			1,793	1.42			6,275	5.13			4,472	3.52
¹Interest rate hedging (gain) loss from PALNG Phase 1 Investment.
[2]Related to our Surmont acquisition.
The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
Certain totals may differ from the sum of the underlying components due to rounding.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to cash from operations
$ millions, except as indicated

	2Q26	2026 YTD
Net Cash Provided by Operating Activities	$7,434	11,729

Adjustments:
Net operating working capital changes	258	(834)
Cash from operations	$7,176	12,563

ConocoPhillips
Table 3: Reconciliation of reported production to pro forma underlying production
MBOED, except as indicated

	2Q26	2Q25	2026 YTD	2025 YTD
Total reported ConocoPhillips production	2,248	2,391	2,278	2,391

Closed Dispositions[1]	—	(45)	—	(56)
Closed Acquisitions	—	—	—	—
Total pro forma underlying production	2,248	2,346	2,278	2,335

[1]Includes production related to various Lower 48 noncore dispositions.
Certain totals may differ from the sum of the underlying components due to rounding.